Exhibit 99.1

Press Contact:
Will Thoretz
203-517-3119
Will.thoretz@isg-one.com

Investor Contact:
Bert Alfonso
203-517-3104
Bert.alfonso@isg-one.com

Information Services Group Announces

First-Quarter 2023 Results

●	Reports GAAP revenues of $78 million, an all-time high, exceeding guidance
●	Reports net income of $3.5 million, GAAP EPS of $0.07 and adjusted EPS of $0.12
●	Reports record first-quarter adjusted EBITDA of $11 million
●	Announces ISG NEXT – Phase II, expected to result in additional EBITDA margin expansion of 200 bps and accelerated growth in recurring revenues to $150 million by end of 2025
●	Increases quarterly cash dividend by 12.5%, to $0.045 per share, effective with dividend payable June 30 to record holders as of June 7
●	Sets second-quarter guidance: revenues between $73 million and $75 million and adjusted EBITDA between $10 million and $11 million

STAMFORD, Conn., May 8, 2023 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results, including record revenues and adjusted EBITDA, for the first quarter ended March 31, 2023.

“We delivered our strongest revenue quarter ever, reflecting the trust and confidence our clients have in ISG to help them maximize the value of their digital investments,” said Michael P. Connors, chairman and CEO. “Our robust start to the year was the result of our focused execution, highlighted by our 17 percent topline growth in the Americas, and 27 percent growth in recurring revenues year over year. Our portfolio of digital transformation, digital sourcing and cost optimization services, supported by our proprietary research and SaaS platforms, is a winning combination for our clients.”

First-Quarter 2023 Results

Reported revenues for the first quarter were a record $78.5 million, up 8 percent from $72.6 million in the prior year, and up 12 percent in constant currency. Currency translation negatively impacted reported revenues by $2.1 million versus the prior year. Reported revenues were $48.4 million in the Americas, up 17 percent; $23.1 million in Europe, down 2 percent on a reported basis and up 5 percent in constant currency; and $7.0 million in Asia Pacific, down 8 percent on a reported basis and down 3 percent in constant currency, all versus the prior year.

ISG reported first-quarter operating income of $7.1 million, down 9 percent from $7.7 million in the first quarter of 2022. Reported first-quarter net income was $3.5 million, down 29 percent from net income of $4.9 million in the prior year. Fully diluted earnings per share was $0.07, compared with $0.10 per fully diluted share in the prior year. Net income margin (calculated by dividing net income by reported revenues) was 4.4 percent, compared with 6.8 percent in the first quarter of 2022.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the first quarter was $6.0 million, or $0.12 per share on a fully diluted basis, compared with adjusted net income of $6.4 million, or $0.12 per share on a fully diluted basis, in the prior year’s first quarter.

First-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $11.0 million, up 3 percent from the prior-year first quarter. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 14 percent, down 68 basis points from the prior year.

Other Financial and Operating Highlights

ISG used $3.4 million of cash from operations in the first quarter, compared with generating $4.1 million in the first quarter last year. The firm’s cash balance totaled $23.7 million at March 31, 2023, down from $30.6 million at December 31, 2022.

During the first quarter, ISG paid dividends of $2.0 million and repurchased $0.6 million of shares. As of March 31, 2023, ISG had $79.2 million in debt outstanding, unchanged from the end of last year. The firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by the trailing 12 months of adjusted EBITDA) was 1.8 times.

New Operating Model: ISG NEXT – Phase II

ISG said it has launched Phase II of its ISG NEXT operating model, to extend the firm’s market leadership, enhance its growth opportunities, and drive significant value for all stakeholders.

Under Phase II, ISG expects by the end of 2025 to expand its adjusted EBITDA margin a further 200 basis points, to approximately 17 percent, and accelerate its recurring revenues to $150 million, after surpassing its previous target of $100 million in 2022.

“Our proven ISG NEXT operating model, launched two years ago, has enhanced the value we deliver to our clients and the financial performance we deliver for our shareholders,” said Connors. “Clients have benefited from our end-to-end and industry-specific solutions, and our borderless delivery network, ISG iFlex™, that enables us to rapidly deploy our global resources to solve any client challenge, regardless of geography or time zone. As a result, over the last two years, we grew our adjusted EBIDTA by more than 50 percent, our adjusted EBITDA margin by more than 30 percent or approximately 375 basis points, and our client base by more than 20 percent.

“Now we are moving on to Phase II of ISG NEXT, with a focus on accelerating the growth of our recurring revenue streams, especially in research and our platforms; further expanding our suite of digital solutions in such areas as cybersecurity, digital engineering and enterprise cloud, and taking advantage of growing market demand for our enterprise services including change management, human capital management and cost optimization.”

2023 Second-Quarter Revenue and Adjusted EBITDA Guidance

“For the second quarter, ISG is targeting revenues of between $73 million and $75 million and adjusted EBITDA of between $10 million and $11 million. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly,” said Connors.

Quarterly Dividend

The Board of Directors also approved a 12.5 percent increase in the quarterly dividend, from $0.04 per share to $0.045 per share, effective with the next quarterly dividend, payable on June 30, 2023, to shareholders of record on June 7, 2023.

“ISG remains committed to a disciplined capital allocation strategy that includes reinvesting in our business, managing our debt, returning capital to shareholders in the form of dividends and share repurchases, and supplementing our organic growth with strategic acquisitions to drive long-term shareholder value,” Connors said.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Tuesday, May 9, 2023, to discuss the company’s first-quarter results. The call can be accessed by dialing +1 833-470-1428; or, for international callers, by dialing +1 404-975-4839. The access code is 417295. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2023, and March 31, 2022. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, write-off of deferred financing costs, and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, gross-debt-to-adjusted-EBITDA ratio and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 900 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs 1,600 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Revenues	$78,486	$72,563
Operating expenses
Direct costs and expenses for advisors	49,169	43,955
Selling, general and administrative	20,670	19,587
Depreciation and amortization	1,597	1,289
Operating income	7,050	7,732
Interest income	84	45
Interest expense	(1,736)	(563)
Foreign currency transaction (loss) gain	(194)	24
Income before taxes	5,204	7,238
Income tax provision	1,713	2,308
Net income	$3,491	$4,930

Weighted average shares outstanding:
Basic	48,438	48,526
Diluted	50,288	51,326

Earnings per share:
Basic	$0.07	$0.10
Diluted	$0.07	$0.10

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Net income	$3,491	$4,930
Plus:
Interest expense (net of interest income)	1,652	518
Income taxes	1,713	2,308
Depreciation and amortization	1,597	1,289
Interest accretion associated with contingent consideration	25	—
Acquisition-related costs	—	10
Severance, integration and other expense	266	110
Foreign currency transaction loss (gain)	194	(24)
Non-cash stock compensation	2,042	1,503
Adjusted EBITDA	$10,980	$10,644

Net income	$3,491	$4,930
Plus:
Non-cash stock compensation	2,042	1,503
Intangible amortization	794	528
Interest accretion associated with contingent consideration	25	—
Acquisition-related costs	—	10
Severance, integration and other expense	266	110
Write-off of deferred financing costs	379	—
Foreign currency transaction loss (gain)	194	(24)
Tax effect (1)	(1,184)	(681)
Adjusted net income	$6,007	$6,376

Weighted average shares outstanding:
Basic	48,438	48,526
Diluted	50,288	51,326

Adjusted earnings per share:
Basic	$0.12	$0.13
Diluted	$0.12	$0.12

(1)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2023	Three Months Ended	Constant currency	March 31, 2022
	March 31, 2023	impact	Adjusted	March 31, 2022	impact	Adjusted
Revenue	$78,486	$(1,211)	$77,275	$72,563	$(3,261)	$69,302
Operating income	$7,050	$140	$7,190	$7,732	$(296)	$7,436
Adjusted EBITDA	$10,980	$119	$11,099	$10,644	$(363)	$10,281